                                                                     Exhibit 5.1


            [Brown Raysman Millstein Felder & Steiner LLP Letterhead]



                               February 10, 2003




Rotech Healthcare Inc.
2600 Technology Drive, Suite 300
Orlando, Florida  32804

Dear Sirs:

                  We have acted as counsel for Rotech Healthcare Inc. (the "Company"), a Delaware corporation, in connection with the preparation and filing with the Securities and Exchange Commission, of a registration statement on Form S-4 (the "Registration Statement") in connection with the proposed issuance of up to $300,000,000 aggregate principal amount of the Company's 9 1/2% senior subordinated notes due 2012 (the "Notes") registered under the Securities Act of 1933, as amended, in exchange for up to $300,000,000 aggregate principal amount of the Company's outstanding 9 1/2% senior subordinated notes due 2012 (the "Old Notes"). The Notes are issuable under an Indenture, dated as of March 26, 2002 (the "Indenture"), by and among the Company, each of the Guarantors named therein and The Bank of New York, as Trustee (the "Trustee") and are unconditionally guaranteed by such Guarantors (the "Guarantees") pursuant to the terms and conditions of the Indenture.

                  In the above capacity and for the purpose of rendering the opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records, agreements, documents and other instruments of the Company, including the Indenture, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations as we have deemed necessary or appropriate for the purpose of rendering the opinion set forth below. In our examination, we have assumed, without investigation or independent verification (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all signatories, (iv) the authenticity and completeness of all documents submitted to us as originals and (v) the conformity to authentic, original documents of all documents submitted to us as certified, conformed or photostatic copies. As to any other facts material to the opinions expressed herein that have not been independently established or verified by us, we have relied solely upon certificates of officers of the Company and certificates of public officials and statements contained in the Registration Statement.

                  We are qualified to practice law in the State of New York. We express no opinion as to, and for the purposes of the opinions set forth herein, we have conducted no investigation of, and do not purport to be experts on, any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and, to the extent expressly set forth herein, the federal laws of the United States of America.

Rotech Healthcare Inc.
February 10, 2003
Page 2


                   Based upon the foregoing examination, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that, when the Notes have been executed and delivered by the Company, authenticated by the Trustee and delivered in exchange for the Old Notes as described in the prospectus included in the Registration Statement, the Notes and the Guarantees will constitute legal, valid and binding obligations of the Company, entitled to the benefits of, and subject to the provisions of, the Indenture, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  To the extent relevant to the opinions set forth above, we have assumed that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture and is qualified and eligible under the terms of the Indenture to act as trustee thereunder; that the Indenture was duly authorized, executed and delivered by the Trustee; that the Indenture is a valid and binding obligation of the Trustee; that the Trustee is in compliance, generally with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations thereunder or that we are "experts" within the meaning of such act, rules and regulations.

                               Very truly yours,

                               /s/ Brown Raysman Millstein Felder & Steiner LLP